As filed with the Securities and Exchange Commission on January 17, 2006
Registration No. 333-114148

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective
Amendment No. 6
to
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Lions Gate Entertainment Corp. Lions Gate Entertainment Inc. (Name of Registrant)	British Columbia Delaware (State of Incorporation or Organization)	N/A 98-0183157 (I.R.S. Employer Identification Number)

555 Brooksbank North Vancouver, British Columbia V7J 3S5 (604) 983-5555	2700 Colorado Avenue, Suite 200 Santa Monica, California 90404 (310) 449-9200
(Address, including zip code, of Principal Executive Offices)

Wayne Levin, General Counsel
Lions Gate Entertainment Corp.
2700 Colorado Avenue, Suite 200
Santa Monica, California 90404
(310) 449-9200
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)
Copy to:
Allison M. Keller
O’Melveny & Myers LLP
1999 Avenue of the Stars, Suite 700
Los Angeles, California 90067
(310) 553-6700

     Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those securities that remain unsold hereunder as of the effective date hereof.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF SECURITIES
Lions Gate Entertainment Corp. (the “Company”) and Lions Gate Entertainment Inc. (together with the Company, the “Issuers”), registered the public offer and sale from time to time pursuant to Rule 415 of the Securities Act of 1933, as amended, of (i) $60,000,000 aggregate principal amount of 4.875% Convertible Senior Subordinated Notes due 2010 (the “Notes”) and the Company Common Shares issuable upon conversion of the Notes, (ii) 2,500,000 of the Company Common Shares that were acquired by certain selling securityholders from the Company’s former chairman (the “ENT Shares”), and (iii) 5,249,600 of the Company Common Shares that were issuable upon the exercise of warrants (the “Warrant Shares”), pursuant to Registration Statement No. 333-114148 originally filed with the Securities and Exchange Commission on April 2, 2004 (the “Registration Statement”), as amended by a Pre-Effective Amendment No. 1 filed on April 29, 2004; a Post-Effective Amendment No. 1 filed on June 8, 2004; a Post-Effective Amendment No. 2 filed on July 26, 2004; a Post-Effective Amendment No. 3 filed on February 4, 2005; a Post-Effective Amendment No. 4 filed on March 8, 2005; and a Post-Effective Amendment No. 5 filed on August 3, 2005. The Registration Statement was declared effective on April 29, 2004.
Pursuant to the terms of the registration rights provisions of the Indenture entered into as of December 3, 2003 among the Issuers and J.P. Morgan Trust Company, National Association and the terms of the Registration Rights Agreement entered into as of May 16, 2003 between the Company and ENT Holdings Corporation that required the Issuers to file the Registration Statement, the Issuers are no longer required to keep the Registration Statement effective. Accordingly, in accordance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, this Post-Effective Amendment No. 6 to the Registration Statement is being filed to deregister, as of the date hereof, (i) all of the Notes and the Company Common Shares issuable upon conversion of the Notes that remain unsold under the Registration Statement, (ii) all of the ENT Shares that remain unsold under the Registration Statement, and (iii) all of the Warrant Shares that remain unsold under the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act, Lions Gate Entertainment Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 6 on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on January 17, 2006.

Lions Gate Entertainment Corp.
By:	/s/ James Keegan
James Keegan
Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 6 on Form S-3 has been signed by the following persons in the capacities indicated on January 17, 2006.

	Signature	Title

	*	Director

Mark Amin

	*	Director

Normal Bacal

	*	Vice Chairman of the Board of Directors

Michael Burns

	*	Director

Arthur Evrensel

	* Jon Feltheimer	Chief Executive Officer (Principal Executive Officer) and Co-Chairman of the Board of Directors

	/s/ James Keegan James Keegan	Chief Accounting Officer (Principal Accounting Officer) and Chief Financial Officer (Principal Financial Officer)

	*	Director

Morley Koffman

	*	Co-Chairman of the Board of Directors

Harald Ludwig

Director

Laurie May

	*	Director

G. Scott Paterson

	*	Director

Daryl Simm

	*	Director

Hardwick Simmons

	*	Director

Brian V. Tobin

*By:	/s/ James Keegan

James Keegan Attorney-In-Fact

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SIGNATURES
     Pursuant to the requirements of the Securities Act, Lions Gate Entertainment Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 6 on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on January 17, 2006.

Lions Gate Entertainment Inc.
By:	/s/ James Keegan
James Keegan
Treasurer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 6 on Form S-3 has been signed by the following persons in the capacities indicated on January 17, 2006.

	Signature	Title

	*	President (Principal Executive Officer)

Steven Beeks

	*	Director

Jon Feltheimer

	/s/ James Keegan James Keegan	Treasurer (Principal Accounting and Financial Officer) and Director

	*	Director

Wayne Levin

*By:	/s/ James Keegan

James Keegan Attorney-In-Fact

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